 OLD REPUBLIC INTERNATIONAL CORPORATION
Proxy Solicited on Behalf of the Board of Directors
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The  undersigned hereby appoints KARL W. MUELLER, SPENCER LEROY III and  A. C. ZUCARO or any one of them (with full  power of substitution in each) the proxy or proxies of the undersigned to vote, as designated below, all shares of Old Republic International Corporation Common Stock that the undersigned is entitled to vote at the annual meeting of the shareholders to be held in the 22nd Floor Conference Center at the offices of Old Republic International Corporation, 307 North Michigan Avenue, Chicago, Illinois 60601, on  May 22, 2009, at 3:00 P.M., Chicago Time (CT), or at any adjournment thereof.

(1)    Election of Class 1 Directors.

Harrington Bischof,  Leo E. Knight, Jr., Charles F. Titterton, Steven R. Walker

(2)    The ratification of the selection of PricewaterhouseCoopers LLP as the company’s auditor for 2009

This proxy is revocable at any time before it is exercised.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this proxy will be voted FOR proposals 1 and 2 and in the proxy’s discretion upon such other business as may properly come before the meeting or any adjournment thereof.

(continued, and to be signed and dated, on reverse side)

☒   Please mark your votes as in this example

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, the proxy will be voted FOR proposals 1 and 2.

The Board of Directors recommends a vote FOR Proposals 1 and 2.

                     FOR                    WITHHELD

1. Election of Directors                                   ☐       ☐

__________________________________________
For, except vote withheld from the following nominee(s):

     FOR                    AGAINST                    ABSTAIN

2. The ratification of the selection of PricewaterhouseCoopers LLP                 ☐                             ☐                                  ☐
     as the company's auditor for 2009

Please sign exactly as your name(s) appear on Proxy.
If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority.
                                        Corporations should provide full name of corporation and
                                        title of authorized officer signing the Proxy.

Signature:___________________________ Date:____________   Signature:___________________________ Date:____________